Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 14, 2019, with respect to the consolidated financial statements of CEHI Acquisition Corporation included in the Current Report of Harsco Corporation on Form 8-K filed on July 5, 2019. We consent to the incorporation by reference of said report in the Registration Statements of Harsco Corporation on Forms S-8 (File Nos. 333-13175, 333-13173, 333-59832, 333-70710, 333-114958, 333-188448, 333-211203, and 333-217616).

/s/  Grant Thornton LLP

Philadelphia, Pennsylvania

July 5, 2019